Exhibit 99.1

News Release

PS Business Parks, Inc.

701 Western Avenue

Glendale, CA 91201-2349

psbusinessparks.com

For Release:	Immediately
Date:	October 28, 2021
Contact:	Jeff Hedges
(818) 244-8080, Ext. 1649

PS Business Parks, Inc. Reports Results for the Quarter Ended September 30, 2021

GLENDALE, California—PS Business Parks, Inc. (NYSE:PSB) reported operating results for the three and nine months ended September 30, 2021.

Operating Results for the Three and Nine Months Ended September 30, 2021

Net income allocable to common stockholders for the three and nine months ended September 30, 2021 was $52.2 million, or $1.89 per diluted share, and $125.7 million, or $4.55 per diluted share, respectively. Net operating income (“NOI”) attributable to the Company’s Same Park portfolio (defined below) for the three and nine months ended September 30, 2021 was $70.8 million and $208.7 million, respectively, representing increases of 8.5% and 6.4% over the same periods in 2020.

The Company also reports NOI, a measure that is not defined in accordance with U.S. generally accepted accounting principles (“GAAP”), on a basis which excludes non-cash rents that have been deferred or abated during the period, certain non-cash revenue items, including amortization of deferred rent receivable, in-place lease intangible, tenant improvement reimbursements, and lease incentives, and also excludes stock-compensation expense for employees whose compensation expense is recorded in cost of operations (“Cash NOI”). Same Park Cash NOI was $70.7 million and $208.0 million for the three and nine months ended September 30, 2021, respectively, representing increases of 10.7% and 8.6% over the same periods in 2020. The increases in Same Park Cash NOI for the three and nine months ended September 30, 2021 were driven by cash rental income growth of 8.4% and 7.3%, respectively, partially offset by growth in adjusted cost of operations of 3.0% and 4.3%, over the same periods in 2020.

The following table details the change in Same Park rental income for the three and nine months ended September 30, 2021 and 2020 (in thousands):

	For the Three Months			For the Nine Months
	Ended September 30,			Ended September 30,
	2021	2020	Change	2021	2020	Change
Rental income
Base rental income	$73,250	$69,440	$3,810	$216,566	$210,068	$6,498
Expense recovery income	24,690	22,643	2,047	71,658	66,270	5,388
Lease buyout income	738	288	450	1,318	787	531
Rent receivable recovery/(write-off)	20	(275)	295	61	(1,321)	1,382
Rent abatements	(97)	(331)	234	(304)	(1,189)	885
Deferrals	(5)	(1,632)	1,627	(292)	(5,144)	4,852
Deferral repayments	310	1,147	(837)	1,518	1,166	352
Fee Income	255	221	34	594	678	(84)

Cash Rental Income	99,161	91,501	7,660	291,119	271,315	19,804
Non-Cash Rental Income (1)	131	1,430	(1,299)	682	4,526	(3,844)

Total rental income	$99,292	$92,931	$6,361	$291,801	$275,841	$15,960

(1)	Non-cash rental income includes amortization of deferred rent receivable (net of write-offs), in-place lease intangible, tenant improvement reimbursements, and lease incentives.

Weighted average occupancy for the Company’s Same Park portfolio during the three and nine months ended September 30, 2021 was 94.8% and 94.0%, respectively, compared to 92.6% for both of the same periods in 2020. Total portfolio weighted average occupancy1 was 94.7% and 93.9% during the three and nine months ended September 30, 2021, respectively, compared to 91.5% and 92.1% for the same periods in 2020.

[1]	Total portfolio occupancy statistics exclude assets sold or held for sale as of September 30, 2021.

Additional detail on Same Park NOI and Same Park Cash NOI for the three and nine months ended September 30, 2021 is provided in the Property Operations–Same Park Portfolio section below.

Funds from Operations (“FFO”), Core FFO, and Funds Available for Distribution (“FAD”)

FFO for the three and nine months ended September 30, 2021 was $1.72 per share and $5.15 per share, respectively, representing increases of 11.2% and 6.2% from the same periods in 2020. The increases in FFO per share were the result of higher NOI, as described above, partially offset by higher general and administrative expense primarily driven by stock compensation expense.

FFO is a non-GAAP measure defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and generally represents GAAP net income before (i) real estate depreciation and amortization expense, (ii) gains or losses on sales of operating properties, and (iii) land and impairment charges on real estate assets.

Core FFO, which the Company defines as FFO excluding the impact of (i) charges related to the redemption of preferred stock and (ii) other nonrecurring income or expense items as appropriate, was $1.72 per share and $5.16 per share for the three and nine months ended September 30, 2021, respectively, representing increases of 7.2% and 5.2% from the same periods in 2020. For the three months ended September 30, 2021, Core FFO was equal to FFO. For the nine months ended September 30, 2021, Core FFO excludes the impact of a one-time cost associated with the Company’s reincorporation as a Maryland corporation of $0.5 million incurred during the second quarter of 2021. For the three and nine months ended September 30, 2020, Core FFO excludes the impact of the (i) accelerated amortization of stock compensation expense of $1.7 million related to the retirement of our former President and CEO and (ii) non-capitalizable demolition costs of $0.3 million.

FAD for the three and nine months ended September 30, 2021 was $51.6 million and $156.3 million, respectively, representing increases of 6.8% and 10.0% from the same periods in 2020. The increases in FAD for the three and nine months ended September 30, 2021 were attributable to higher Same Park Cash NOI. FAD is a non-GAAP measure that represents Core FFO adjusted to (i) deduct recurring capital improvements and capitalized tenant improvements and lease commissions and (ii) remove certain non-cash income or expenses, such as amortization of deferred rent receivable and stock compensation expense.

FFO, Core FFO, and FAD are not substitutes for GAAP net income. Other real estate investment trusts (“REITs”) may compute FFO, Core FFO, and FAD differently, which could inhibit comparability. The Company believes its presentation of FFO, Core FFO, and FAD assists investors and analysts in analyzing and comparing the operating and financial performance between reporting periods. Additional information about these measures is included on the Company’s quarterly report on Form 10-Q.

Leasing Production2

During the three and nine months ended September 30, 2021, the Company executed leases on 2.0 million and 5.7 million square feet, respectively, compared to 1.9 million and 5.3 million square feet for the three and nine months ended September 30, 2020, respectively. The table below represents cash rental rate growth and net effective rent growth3 by product type for leases executed during the three and nine months ended September 30, 2021.

	For the Three Months ended September 30, 2021			For the Nine Months ended September 30, 2021
Product type	Leasing volume	Cash rental rate growth	Net effective rent growth[3]	Leasing volume	Cash rental rate growth	Net effective rent growth[3]
Industrial	1,290,000	9.0%	22.4%	3,967,000	8.8%	20.6%
Industrial-flex	505,000	2.6%	10.0%	1,219,000	1.0%	7.0%
Office	200,000	-9.2%	-3.8%	503,000	-7.7%	-1.9%

Total	1,995,000	5.0%	15.4%	5,689,000	4.9%	14.2%

The average lease term of all leases executed during the three months ended September 30, 2021 was 3.7 years, with associated average transaction costs (tenant improvements and leasing commissions) of $4.38 per square foot. For comparative purposes, average lease term and transaction costs on leases executed in 2020 were 4.3 years and $3.56 per square foot, respectively.

[2]	Leasing Production excludes assets held for sale as of September 30, 2021.
[3]	Net effective rent represents average rental payments for the term of a lease on a straight-line basis in accordance with GAAP and excludes operating expense reimbursements.

Property Operations–Same Park Portfolio

The Company believes that evaluation of the Same Park portfolio, defined as all properties owned and operated as of September 30, 2021 that were acquired prior to January 1, 2019, provides an informative view of how the Company’s portfolio has performed over comparable periods. As of September 30, 2021, the Same Park portfolio consisted of 25.1 million rentable square feet, or 89.3% of the Company’s 28.1 million total rentable square feet, excluding the Company’s 95.0% interest in a 395-unit multifamily property.

For the three and nine months ended September 30, 2021 and for all comparative periods presented herein, the Company has excluded assets held for sale as of September 30, 2021 including a 772,000 square foot industrial-flex business park located in Irving, Texas, a 371,000 square foot industrial-flex business park located in San Diego, California (subsequently sold in October 2021), and a 53,000 square foot industrial building located in Beltsville, Maryland. The Company also has excluded a 198,000 square foot office oriented flex business park located in Chantilly, Virginia, which sold in June 2021, a 244,000 square foot office park located in Herndon, Virginia, which sold in July 2021, and a 22,000 square foot industrial-flex building located in Irving, Texas, which sold in September 2021. Also excluded from the respective periods in 2020 are assets sold comprising 40,000 square feet sold in September 2020 and 113,000 square feet sold in January 2020.

The following table presents the unaudited operating results of the Company’s Same Park portfolio for the three and nine months ended September 30, 2021 and 2020 (in thousands, except per square foot amounts):

	For the Three Months			For the Nine Months
	Ended September 30,			Ended September 30,
	2021	2020	Change	2021	2020	Change
Rental income
Cash Rental Income (1)	$99,161	$91,501	8.4%	$291,119	$271,315	7.3%
Non-Cash Rental Income (2)	131	1,430	(90.8%)	682	4,526	(84.9%)

Total rental income	99,292	92,931	6.8%	291,801	275,841	5.8%
Adjusted Cost of Operations (3)
Property taxes	10,749	10,517	2.2%	32,022	31,357	2.1%
Utilities	4,934	4,477	10.2%	13,321	12,936	3.0%
Repairs and maintenance	5,957	5,868	1.5%	16,613	16,018	3.7%
Compensation	4,001	3,974	0.7%	11,946	11,688	2.2%
Snow removal	—	—	—	1,011	70	1,344.3%
Property insurance	1,290	1,243	3.8%	3,551	2,908	22.1%
Other expenses	1,539	1,558	(1.2%)	4,684	4,768	(1.8%)

Total Adjusted Cost of Operations	28,470	27,637	3.0%	83,148	79,745	4.3%

NOI (4)	$70,822	$65,294	8.5%	$208,653	$196,096	6.4%

Cash NOI (5)	$70,691	$63,864	10.7%	$207,971	$191,570	8.6%

Selected Statistical Data
Rentable square footage at period end	25,053	25,053	—	25,053	25,053	—
NOI margin (6)	71.3%	70.3%	1.4%	71.5%	71.1%	0.6%
Cash NOI margin (7)	71.3%	69.8%	2.1%	71.4%	70.6%	1.1%
Weighted average square foot occupancy	94.8%	92.6%	2.4%	94.0%	92.6%	1.5%
Revenue per occupied square foot (8)	$16.72	$16.02	4.4%	$16.52	$15.85	4.2%
Revenue per available foot (RevPAF) (9)	$15.85	$14.84	6.8%	$15.53	$14.68	5.8%
Cash Rental Income per occupied square foot (10)	$16.70	$15.78	5.8%	$16.49	$15.59	5.8%
Cash Rental Income per available foot (11)	$15.83	$14.61	8.4%	$15.49	$14.44	7.3%

(1)

Cash Rental Income represents rental income excluding Non-Cash Rental Income (defined below). Detail of the components of Cash Rental Income can be found in the table presented under operating results above.

(2)

Non-Cash Rental Income represents amortization of deferred rent receivable (net of write-offs), in-place lease intangible, tenant improvement reimbursements, and lease incentives. Same Park Non-Cash Rental Income is presented net of deferred rent receivable write-offs of $0.1 million and $0.3 million for the three months ended September 30, 2021 and 2020, respectively, and $0.3 million and $2.5 million for the nine months ended September 30, 2021 and 2020, respectively.

(3)

Adjusted Cost of Operations, as presented above, excludes stock compensation expense for employees whose compensation expense is recorded in cost of operations, which can vary significantly period to period based upon the performance of the Company.

(4)

The Company utilizes NOI, a non-GAAP financial measure, to evaluate the operating performance of its properties. The Company defines NOI as rental income less Adjusted Cost of Operations. The Company believes NOI assists investors in analyzing the performance of its real estate by excluding (i) corporate overhead (i.e., general and administrative expense) because it does not relate to the direct operating performance of the real estate, (ii) depreciation and amortization expense because it does not accurately reflect changes in the fair value of the real estate, and (iii) stock compensation expense because this expense item can vary significantly from period to period and thus impact comparability across periods.

(5)

The Company utilizes Cash NOI, a non-GAAP financial measure, to evaluate the cash flow performance of its properties and believes investors utilize this metric for the same purpose. The Company defines Cash NOI as Cash Rental Income less Adjusted Cost of Operations.

(6)	NOI margin is computed by dividing NOI by rental income.
(7)	Cash NOI margin is computed by dividing Cash NOI by Cash Rental Income.
(8)

Revenue per occupied square foot is computed by dividing rental income for the period by weighted average occupied square feet for the same period. Revenue per occupied square foot for the three and nine month periods shown is annualized.

(9)

Revenue per Available Square Foot (RevPAF) is computed by dividing rental income for the period by weighted average available square feet for the same period. RevPAF for the three and nine month periods shown is annualized.

(10)

Cash Rental Income per occupied square foot is computed by dividing Cash Rental Income for the period by weighted average occupied square feet for the same period. Cash rental income per occupied square foot for the three and nine month periods shown is annualized.

(11)

Cash Rental Income per Available Square Foot is computed by dividing Cash Rental Income for the period by weighted average available square feet for the same period. Cash rental income per available square foot for the three and nine month periods shown is annualized.

The following table summarizes unaudited selected quarterly financial data with respect to the Same Park portfolio (in thousands, except per square foot amounts):

	For the Three Months Ended
	March 31	June 30	September 30	December 31
Cash Rental income (1)
2021	$95,010	$96,948	$99,161	$—
2020	$93,109	$86,705	$91,501	$94,566

Adjusted Cost of Operations (1)
2021	$28,017	$26,661	$28,470	$—
2020	$26,669	$25,439	$27,637	$27,115

Cash NOI (1)
2021	$66,993	$70,287	$70,691	$—
2020	$66,440	$61,266	$63,864	$67,451

Weighted average square foot occupancy
2021	93.2%	93.9%	94.8%	—
2020	92.9%	92.4%	92.6%	92.7%

Cash Rental Income per Occupied Square Foot (1)
2021	$16.28	$16.49	$16.70	$—
2020	$16.00	$14.97	$15.78	$16.29

Cash Rental Income per Available Square Foot (1)
2021	$15.17	$15.48	$15.83	$—
2020	$14.87	$13.84	$14.61	$15.10

(1)	Defined in Property Operations–Same Park Portfolio table.

COVID-19 Pandemic/Rent Collections Update

The COVID-19 pandemic has had and is expected to continue to have an impact on our operations and capital plans. During the three months ended September 30, 2021, the Company granted $0.1 million of rent deferral and $0.1 million of rent abatement compared to the $1.7 million of rent deferral and $0.3 million of rent abatement granted for the three months ended September 30, 2020. During the nine months ended September 30, 2021, the Company granted $0.4 million of rent deferral and $0.3 million of rent abatement which was significantly lower than the $5.5 million of rent deferrals and $1.2 million of rent abatements granted during the nine months ended September 30, 2020. Since the onset of the COVID-19 pandemic, the Company has entered into rent relief agreements consisting of $6.1 million of rent deferrals and $1.6 million of rent abatements. As of September 30, 2021, the 340 current customers that received rent relief account for 9.6% of rental income. Also as of September 30, 2021, the Company had collected $4.5 million of rent deferral repayment, representing 99.9% of the amounts scheduled to be repaid through September 2021. An additional $0.3 million of rent deferral repayment is scheduled to be repaid by customers between October 1, 2021 and December 31, 2021, with another $0.8 million thereafter.

As of October 27, 2021, the Company had collected 99.7% of revenue billed during the nine months ended September 30, 2021. The Company noted that the third quarter of 2021 marked the fifth consecutive quarter of normal accounts receivable write-off activity. During the three and nine months ended September 30, 2021, the Company wrote off $0.0 million of accounts receivable, net of recoveries compared to $0.3 million and $1.5 million written off during the three and nine months ended September 30, 2020, respectively. During the three and nine months ended September 30, 2021, the Company wrote off $0.1 million and $0.3 million of deferred rent receivable, respectively, which is significantly lower than the $0.3 million and $2.7 million written off during the three and nine months ended September 30, 2020, respectively.

As of October 27, 2021, the Company had open rent relief requests from less than 1% of its customers. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations–Certain Factors that May Impact Future Results–Impact of COVID-19 Pandemic” in our Form 10-Q for the quarter ended September 30, 2021 for more information.

Dispositions Update

On September 17, 2021, the Company sold a 22,000 square foot industrial-flex building located in Irving, Texas, for net sale proceeds of $3.4 million. On July 16, 2021, the Company sold a 244,000 square foot office business park located in Herndon, Virginia, for net sale proceeds of $40.5 million.

Subsequent to September 30, 2021, the Company sold a 371,000 square foot industrial-flex business park located in San Diego, California, for a gross sales price of $315.4 million, and net sale proceeds, after payment of transaction costs, were $311.1 million.

The Company previously announced that it is separately marketing for sale its Royal Tech Business Park (a 772,000 square foot industrial-flex property located in Irving, Texas). The Company noted that it will provide an update on this marketing process on its conference call to discuss third quarter results scheduled for Friday, October 29, 2021 at 10:00 a.m. PDT.

Capital Activity

On October 4, 2021, the Company announced that it is calling for redemption all outstanding depositary shares representing interests in its 5.20% Cumulative Preferred Stock, Series W on November 3, 2021, at $25.00 per share plus accrued dividends from October 1, 2021, through the date of redemption. The aggregate redemption amount, inclusive of prorated dividends, to be paid to the holders is $190.7 million.

Distributions Declared

On October 26, 2021, the Board of Directors declared a quarterly dividend of $1.05 per share of common stock. Distributions were also declared on its Series X, Series Y, and Series Z depositary shares, each representing 1/1,000 of a share of preferred stock. Distributions for both common stock and preferred stock will be payable on December 30, 2021 to stockholders of record on December 15, 2021.

Company Information

PS Business Parks, Inc. (NYSE:PSB), a S&P MidCap 400 company, is a REIT that acquires, develops, owns, and operates commercial properties, predominantly multi-tenant industrial, industrial-flex, and low-rise suburban office space. Located primarily in major coastal markets, PS Business Parks’ 96 properties serve approximately 4,900 tenants in 28 million square feet of space as of October 28, 2021. The portfolio also includes 800 residential units (including units in-process).

Forward-Looking Statements

When used within this press release, the words “may,” “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” “intends,” and similar expressions are intended to identify “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties, and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include the duration and severity of the COVID-19 pandemic and its impact on our business and our customers; the impact of competition from new and existing commercial facilities which could impact rents and occupancy levels at the Company’s facilities; the Company’s ability to evaluate, finance, and integrate acquired and developed properties into the Company’s existing operations; the Company’s ability to effectively compete in the markets that it does business in; the impact of the regulatory environment as well as national, state, and local laws and regulations including, without limitation, those governing REITs; security breaches, including ransomware, or a failure of the Company’s networks, systems or technology, which could adversely impact the Company’s operations or its business, customer and employee relationships or result in fraudulent payments; the impact of general economic and business conditions, including as a result of the economic fallout of the COVID-19 pandemic; rental rates and occupancy levels at the Company’s facilities; and changes in these conditions as a result of the COVID-19 pandemic, the availability of permanent capital at attractive rates, the outlook and actions of rating agencies and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K, and annual reports on Form 10-K.

Additional information about PS Business Parks, Inc., including more financial analysis of the third quarter operating results, is available on the Company’s website at psbusinessparks.com.

A conference call is scheduled for Friday, October 29, 2021, at 10:00 a.m. PDT (1:00 p.m. EDT) to discuss third quarter results. The toll free number is 866-831-8713; the conference ID is PSBQ321. The call will also be available via a live webcast on the Company’s website. A replay of the conference call will be available through November 5, 2021 at 800-839-5124, as well as via webcast on the Company’s website.

Additional financial data attached.

PS BUSINESS PARKS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	September 30,	December 31,
	2021	2020
	(Unaudited)
ASSETS

Cash and cash equivalents	$46,594	$69,083

Real estate facilities, at cost
Land	865,062	843,765
Buildings and improvements	2,207,095	2,080,895

	3,072,157	2,924,660
Accumulated depreciation	(1,157,947)	(1,101,739)

	1,914,210	1,822,921
Properties held for sale, net	46,811	75,138
Land and building held for development, net	62,467	37,922

	2,023,488	1,935,981
Rent receivable	2,427	1,519
Deferred rent receivable	37,078	36,788
Other assets	18,891	14,334

Total assets	$2,128,478	$2,057,705

LIABILITIES AND EQUITY

Accrued and other liabilities	$99,208	$82,065

Total liabilities	99,208	82,065
Commitments and contingencies
Equity
PS Business Parks, Inc.’s stockholders’ equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, 37,790 shares issued and outstanding at ($944,750 aggregate liquidation preference) September 30, 2021 and December 31, 2020	944,750	944,750
Common stock, $0.01 par value, 100,000,000 shares authorized, 27,546,153 and 27,488,547 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	275	274
Paid-in capital	741,032	738,022
Accumulated earnings	113,444	73,631

Total PS Business Parks, Inc.’s stockholders’ equity	1,799,501	1,756,677
Noncontrolling interests	229,769	218,963

Total equity	2,029,270	1,975,640

Total liabilities and equity	$2,128,478	$2,057,705

PS BUSINESS PARKS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2021	2020	2021	2020
Rental income	$110,448	$103,760	$327,859	$310,535
Expenses
Cost of operations	33,091	32,096	98,158	93,490
Depreciation and amortization	23,857	23,064	69,356	72,646
General and administrative	5,148	5,047	14,329	11,374

Total operating expenses	62,096	60,207	181,843	177,510

Interest and other income	411	230	1,590	1,012
Interest and other expense	(224)	(536)	(703)	(900)
Gain on sale of real estate facilities	29,924	7,652	49,117	27,273

Net income	78,463	50,899	196,020	160,410
Allocation to noncontrolling interests	(13,850)	(8,124)	(33,355)	(26,011)

Net income allocable to PS Business Parks, Inc.	64,613	42,775	162,665	134,399
Allocation to preferred stockholders	(12,046)	(12,046)	(36,139)	(36,139)
Allocation to restricted stock unit holders	(350)	(149)	(828)	(543)

Net income allocable to common stockholders	$52,217	$30,580	$125,698	$97,717

Net income per share of common stock
Basic	$1.90	$1.11	$4.57	$3.56
Diluted	$1.89	$1.11	$4.55	$3.55
Weighted average common stock outstanding
Basic	27,543	27,483	27,523	27,470
Diluted	27,635	27,565	27,623	27,560

PS BUSINESS PARKS, INC.

Computation of Funds from Operations (“FFO”), Core FFO, and Funds Available for Distribution (“FAD”)

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2021	2020	2021	2020
Net income allocable to common stockholders	$52,217	$30,580	$125,698	$97,717
Adjustments
Gain on sale of real estate facilities	(29,924)	(7,652)	(49,117)	(27,273)
Depreciation and amortization expense	23,857	23,064	69,356	72,646
Net income allocated to noncontrolling interests	13,850	8,124	33,355	26,011
Net income allocated to restricted stock unit holders	350	149	828	543
FFO allocated to joint venture partner	(22)	(21)	(67)	(102)

FFO allocable to diluted common stock and units (1)	60,328	54,244	180,053	169,542
Maryland reincorporation costs	—	—	510	—
Non-capitalizable demolition costs	—	335	—	335
Acceleration of stock compensation expense due to President and Chief Executive Officer retirement	—	1,687	—	1,687

Core FFO allocable to diluted common stock and units (1)	60,328	56,266	180,563	171,564
Adjustments
Recurring capital improvements	(3,914)	(1,625)	(8,350)	(6,413)
Tenant improvements	(4,231)	(3,338)	(11,255)	(11,039)
Capitalized lease commissions	(2,034)	(1,889)	(5,438)	(5,225)
Non-cash rental income (2)	(453)	(1,530)	(1,943)	(5,340)
Non-cash stock compensation expense (3)	2,341	831	6,422	2,704
Cash paid for taxes in lieu of stock upon vesting of restricted stock units	(478)	(442)	(3,680)	(4,102)

FAD allocable to diluted common stock and units (1)	$51,559	$48,273	$156,319	$142,149

Distributions to common stockholders, noncontrolling interests, and restricted stock unit holders	$36,793	$36,717	$110,330	$110,123
Distribution payout ratio	71.4%	76.1%	70.6%	77.5%
Reconciliation of earnings per share to FFO per share
Net income per share of common stock—diluted	$1.89	$1.11	$4.55	$3.55
Gain on sale of real estate facilities	(0.85)	(0.22)	(1.39)	(0.78)
Depreciation and amortization expense	0.68	0.66	1.99	2.08

FFO per share (1)	1.72	1.55	5.15	4.85
Maryland reincorporation costs	—	—	0.01	—
Non-capitalizable demolition costs	—	0.01	—	0.01
Acceleration of stock compensation expense due to President and Chief Executive Officer retirement	—	0.05	—	0.05

Core FFO per share (1)	$1.72	$1.61	$5.16	$4.91

Weighted average outstanding
Common stock	27,543	27,483	27,523	27,470
Common operating partnership units	7,305	7,305	7,305	7,305
Restricted stock units	33	49	42	65
Common stock equivalents	92	82	100	90

Total diluted common stock and units	34,973	34,919	34,970	34,930

(1)	Defined in the Funds from Operations (“FFO”), Core FFO, and Funds Available for Distribution (“FAD”) section above.
(2)	Non-cash rental income includes amortization of deferred rent receivable, in-place lease intangible, tenant improvement reimbursements, and lease incentives.
(3)	Amounts shown are net of accelerated stock compensation expense related to the former President and Chief Executive Officer retirement, which is also excluded from the computation of Core FFO.

PS BUSINESS PARKS, INC.

Reconciliation of Selected Non-GAAP Measures to Analogous GAAP Measures

(Unaudited, in thousands)

	For the Three Months			For the Nine Months
	Ended September 30,			Ended September 30,
	2021	2020	Change	2021	2020	Change
Rental income
Same Park	$99,292	$92,931	6.8%	$291,801	$275,841	5.8%
Non-Same Park	4,470	1,697	163.4%	12,165	6,185	96.7%
Multifamily	2,308	2,201	4.9%	6,883	7,249	(5.0%)
Assets sold or held for sale (1)	4,378	6,931	(36.8%)	17,010	21,260	(20.0%)

Total rental income	110,448	103,760	6.4%	327,859	310,535	5.6%

Cost of operations
Adjusted Cost of Operations (2)
Same Park	28,470	27,637	3.0%	83,148	79,745	4.3%
Non-Same Park	1,389	900	54.3%	3,729	2,607	43.0%
Multifamily	1,161	1,066	8.9%	3,405	3,084	10.4%
Assets sold or held for sale (1)	1,643	2,250	(27.0%)	6,511	7,271	(10.5%)
Stock compensation expense (3)	428	243	76.1%	1,365	783	74.3%

Total cost of operations	33,091	32,096	3.1%	98,158	93,490	5.0%

Net operating income (2)
Same Park	70,822	65,294	8.5%	208,653	196,096	6.4%
Non-Same Park	3,081	797	286.6%	8,436	3,578	135.8%
Multifamily	1,147	1,135	1.1%	3,478	4,165	(16.5%)
Assets sold or held for sale (1)	2,735	4,681	(41.6%)	10,499	13,989	(24.9%)
Stock compensation expense (3)	(428)	(243)	76.1%	(1,365)	(783)	74.3%
Depreciation and amortization expense	(23,857)	(23,064)	3.4%	(69,356)	(72,646)	(4.5%)
General and administrative expense	(5,148)	(5,047)	2.0%	(14,329)	(11,374)	26.0%
Interest and other income	411	230	78.7%	1,590	1,012	57.1%
Interest and other expense	(224)	(536)	(58.2%)	(703)	(900)	(21.9%)
Gain on sale of real estate facility	29,924	7,652	291.1%	49,117	27,273	80.1%

Net income	$78,463	$50,899	54.2%	$196,020	$160,410	22.2%

(1)

As of September 30, 2021, the Company had reclassified to properties held for sale a total of 1.2 million square feet including a 53,000 square foot industrial building located in Beltsville, Maryland, a 371,000 square foot industrial-flex business park located in San Diego, California (subsequently sold in October 2021), and a 772,000 square foot industrial-flex business park located in Irving, Texas. As of December 31, 2020, properties held for sale includes the 1.2 million square feet described above along with a single-tenant industrial-flex building totaling 22,000 square feet located in Irving, Texas, which was sold in September 2021, a 244,000 square foot office business park located in Herndon, Virginia, which sold in July 2021, and a 198,000 square foot office- oriented flex business park located in Chantilly, Virginia, which sold in June 2021. Also included in the respective periods in 2020 are assets sold comprising 40,000 square feet sold in September 2020 and 113,000 square feet sold in January 2020.

(2)	Defined in the Property Operations–Same Park Portfolio table above.
(3)

Stock compensation expense, as shown here, represents stock compensation expense for employees whose compensation expense is recorded in cost of operations. Note that stock compensation expense attributable to the executive management team (including divisional vice presidents) and other corporate employees is recorded within general and administrative expense.